Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE ALTA EQUIPMENT GROUP INC.	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Alta Equipment Group Inc. (“Alta” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1.
This Petition seeks the Court’s urgent assistance to resolve the current uncertainty surrounding the validity of the Company’s Third Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the validity of the Company’s current capital structure effected thereby. The Company petitions this Court seeking similar relief that several other publicly traded companies have recently sought from this Court. Namely, the Company seeks to validate the New Certificate of Incorporation (including the Class A Increase Amendment defined below), as well as all shares of the Company’s capital stock issued in reliance on the validity of the New Certificate of Incorporation. Not until this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) did the Company have reason to question the validity of the New Certificate of Incorporation or the Company’s capital structure effected thereby.

FACTUAL ALLEGATIONS

a)
The Company Incorporates and Goes Public
2.
Alta is a Delaware corporation originally incorporated as a special purpose acquisition company (“SPAC”) on October 30, 2018, under the name B. Riley Principal Merger Corp. The Company is engaged in the sale, service, and rental of material handling and construction equipment in numerous states throughout the United States as well as the Canadian provinces of Quebec and Ontario.

3.
On April 11, 2019, the Company filed a Form 8-K, announcing the consummation of its initial public offering (“IPO”). In connection with the IPO, the Company filed the Second Amended and Restated Certificate of Incorporation in effect prior to the Merger (attached hereto as Exhibit A, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 126,000,000 shares, consisting of (a) 125,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 25,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. A at Art. IV, § 4.1 (emphasis in original).

b)
The Company Enters into the Merger Agreement and the Special Meeting is Scheduled

4.
On December 12, 2019, the Company entered into an agreement and plan of merger with various entities (the “Merger Agreement”), whereby the Company would acquire Alta Equipment Holdings, Inc. (the “Merger”). The New Certificate of Incorporation provided for a change in the Company’s name from B. Riley Principal Merger Corp. to Alta Equipment Group Inc.
5.
After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its January 23, 2020 proxy statement (the “2020 Proxy Statement”), a copy of which is attached hereto as Exhibit B, stockholders were set to vote on twelve proposals at the Special Meeting. Among the proposals was one to amend and restate the Old Certificate of Incorporation to read in its entirety as set forth in the New Certificate of Incorporation, which is attached hereto as Exhibit C. As the 2020 Proxy Statement explained to the stockholders, the New Certificate of Incorporation would effectuate a number of changes to the Old Certificate of Incorporation, including, among other things, increasing the aggregate number of authorized shares of common stock from 125,000,000 shares to 200,000,000 shares, inclusive of a conversion of the Class B Common Stock into Class A Common Stock and an increase in the Class A Common Stock from 125,000,000 to 200,000,000 shares (the “Class A Increase Amendment”).
6.
The 2020 Proxy Statement explained to the stockholders that the reason for the Class A Increase Amendment was that:

[I]t is important for [the Company] to have available for issuance a number of authorized shares of common stock sufficient to facilitate the transactions contemplated by the business combination, to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Ex. B at 123.

7.
The 2020 Proxy Statement also provided that the voting standard for approval and adoption of the New Certificate of Incorporation would be as follows: “The approval of the [New Certificate of Incorporation] requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the [S]pecial [M]eeting, voting as a single class.” Id. at 124.
c)
The Merger is Approved at the Special Meeting and is Consummated Thereafter

8.
The Special Meeting was held on February 11, 2020.
9.
As of the record date for the Special Meeting, January 16, 2020, which determined the Company stockholders entitled to vote on the Merger and adoption of the New Certificate of Incorporation at the Special Meeting, there were an aggregate of 18,431,250 shares of the Company’s common stock outstanding and entitled vote. Of the aggregate 18,431,250 outstanding shares of common stock, 14,837,500 were shares of Class A Common Stock and 3,593,750 were shares of Class B Common Stock.
10.
At the Special Meeting, 11,783,391 shares, or approximately 64% of the then-outstanding shares of the Company’s common stock entitled to vote were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s February 11, 2020, Form 8-K (the “Results Form 8-K”), attached hereto as Exhibit D, the proposal to approve and adopt the New Certificate of Incorporation, which would effect the Class A Increase Amendment, received the affirmative vote of 11,297,539 shares, or approximately 96% of the outstanding shares entitled to vote and represented by proxy or in-person at the Special Meeting.
11.
As a result, the Company believed that the New Certificate of Incorporation and the Class A Increase Amendment effected thereby had received the requisite stockholder approval.
12.
Notwithstanding the fact that the 2020 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required, approximately 52% of the outstanding shares of Class A Common Stock approved the New Certificate of Incorporation and thus, the Class A Increase Amendment effected thereby.
13.
On February 14, 2020, the Merger was consummated and the New Certificate of Incorporation was filed with the Delaware Secretary of State.
14.
Immediately prior to the Merger, each share of the Company’s Class B Common Stock converted into one share of Class A Common Stock. Then, at the effective time of the New Certificate of Incorporation, each share of Class A Common Stock (including the shares of Class B Common Stock that had converted into Class A Common Stock), was reclassified into one share of Common Stock (the “Reclassification”). As a result, following the closing of the Merger, the Company had 29,511,359 shares of common stock outstanding. The Company’s Common Stock now trades on the New York Stock Exchange under the ticker symbol “ALTG.”
15.
The number of shares of Common Stock issued and outstanding immediately following the Merger was and at all times through the date hereof has remained less than the 100,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. As of the date hereof, the Company had 32,194,243 shares of Common Stock outstanding.

d)
The Boxed Decision
16.
As mentioned above, this Court’s recent decision in Boxedcalls into question the validity of the Class A Increase Amendment. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxedwrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.
17.
In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.
18.
While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock. While the Company actually obtained the affirmative vote of a majority of the outstanding shares of Class A Common Stock on the New Certificate of Incorporation and the Class A Increase Amendment, the 2020 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment.
19.
As a result of the uncertainty regarding the issue raised in the Boxed decision, the validity of the Class A Increase Amendment, the New Certificate of Incorporation, and the Reclassification made in reliance on the effectiveness of the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.
e)
The Court’s Authority Under Section 205(a)
20.
Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3),(4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).
21.
Here, if a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), the 2020 Proxy Statement did not disclose that such vote was required. This deficient disclosure regarding the required vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment), and all shares of the Company’s Common Stock issued in reliance on the effectiveness thereof, may be invalid and would constitute defective corporate acts under Sections 204 and 205.

22.
As such, the Court has the authority under Section 205 to validate the Class A Increase Amendment, the New Certificate of Incorporation, and all of the shares of Common Stock issued by the Company in reliance on the validity and effectiveness of the New Certificate of Incorporation under Section 205.
f)
The Validation Factors Set Forth in Section 205(d)
23.
The Court may consider the factors set forth in Section 205(d) when determining whether to validate a defective corporate act. Section 205(d) provides:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24.
Each factor set forth in Section 205(d) supports granting the relief sought in this Petition.
25.
Factor 1: Belief in the Amendment’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment was approved in accordance with Delaware law through the actions the Company took in connection with the Merger. After receiving the affirmative vote at the Special Meeting, the Company consummated the Merger and each of the transactions contemplated by the Merger. Moreover, in the Results Form 8-K, the Company disclosed that the Class A Increase Amendment had been approved by the stockholders and the Merger was closed the next business day in reliance on that approval. The Company also filed the New Certificate of

Incorporation with the Delaware Secretary of State on February 14, 2020, based on the belief that the Class A Increase Amendment was validly approved. At no point during these steps was the Company aware of any doubt or challenge as to the validity of the New Certificate of Incorporation, or the Class A Increase Amendment effected thereby.
26.
Factor 2: Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has treated the Class A Increase Amendment as valid and effective, as evidenced by its public disclosures, including the Results Form 8-K and in numerous other public filings since the Merger where the Company has repeatedly represented that it has 200,000,000 shares of Common Stock currently authorized under the New Certificate of Incorporation.
27.
Factor 3: No Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company has no reason to believe that any person would be harmed by validation of the New Certificate of Incorporation and all of the Company’s outstanding shares of Common Stock issued in reliance upon the validity thereof. Rather, the purpose of the validation is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Common Stock does in fact own such shares.
28.
Factor 4: Harm will Result if the Class A Increase Amendment is not Validated. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not validated by the Court as requested in this Petition.
29.
As a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, and the Class A Increase Amendment effected thereby as well as the Reclassification effectuated therefrom, it is not clear how many shares the Company is currently authorized to issue. The continued uncertainty as to the Company’s capital structure could potentially cause market disruption, disturb the Company’s commercial relationships, impact the Company’s ability to offer competitive compensation, adversely affect strategic acquisitions or partnership opportunities and could ultimately lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the New York Stock Exchange.
30.
The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. The Company may be restrained from raising additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of the Company’s Common Stock would likely prevent the Company from raising additional capital through the sale of additional security. Moreover, the Company is required to file an annual report on Form 10-K by March 16, 2023 (the “Annual Report”). Because

there now exists uncertainty regarding the validity of the Company’s Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Annual Report. This could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of the Annual Report. The Company is also scheduled to hold its annual meeting on June 9, 2023 (the “Annual Meeting”). The Company needs confirmation of the number of shares of Common Stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.
31.
Factor 5: “Other Factors” Support Relief Sought. With respect to the factor set forth in Section 205(d)(5), several “other factors” support granting the relief sought in this Petition.
32.
First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Class A Increase Amendment required the approval of the Class A Common Stockholders voting as a separate class from the Class B Common Stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. As explained above, the Class A Common Stock (including the Class B Common Stock that had previously converted into Class A Common Stock) was converted into Common Stock in the Reclassification. Further, countless shares have traded in the open market since the closing of the Merger. Moreover, even if the self-help remedy available through Section 204 was available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. Additionally, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3). The Company understands that processing times for certificates of validation can take as long as 3-4 months’ time, and that while the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.
33.
Second, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205, this issue is not isolated to the Company. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. Granting the Petition may offer other SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

34.
The Company therefore respectfully requests that this Court enter an order, validating and declaring effective the New Certificate of Incorporation and all of the Company’s outstanding shares of Common Stock issued or to be issued in reliance on the effectiveness of the New Certificate of Incorporation.

COUNT ONE

(Validation of Defective Corporate Act and Putative Stock
Pursuant to 8 Del. C. § 205)

35.
The Company repeats and reiterates the allegations set forth above as if fully set forth herein.
36.
The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.
37.
The Company consummated the Merger and filed the New Certificate of Incorporation, which effected the Class A Increase Amendment, in the good faith belief that the New Certificate of Incorporation was adopted in compliance with Delaware law.
38.
The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance on the New Certificate of Incorporation as valid.
39.
The Company issued shares of Common Stock in reliance on the effectiveness of the New Certificate of Incorporation, and has reflected those shares as issued and outstanding in all of its SEC filings, financial statements, and third party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.
40.
The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance on the New Certificate of Incorporation as valid.
41.
The Company has no reason to believe that any person would be harmed by the validation of the New Certificate of Incorporation and the shares of the Company’s Common Stock issued to date in reliance on the New Certificate of Incorporation.
42.
The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Class A Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.
43.
As previously noted, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

a)
Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;
b)
Validating and declaring effective any and all shares of the Common Stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of Common Stock; and
c)
Granting such other and further relief as this Court deems proper.

Dated: March 1, 2023

/s/ Kevin M. Gallagher

Kevin M. Gallagher (#5337)

Kevin M. Kidwell (#6988)

RICHARDS, LAYTON & FINGER, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner Alta Equipment Group Inc.